VOTING INSTRUCTION/PROXY
                     EQUI-SELECT SERIES TRUST
     This voting instruction is solicited on behalf of the Board of Trustees of the Equi-Select Series Trust (the "Trust"). The Board of Trustees of the Trust recommends that you vote FOR all of the following proposals. The costs associated with the Meeting will be paid by Equitable of Iowa Companies. Neither the Trust nor its Shareholders will bear any costs associated with this Meeting.



   [variable name]                          [variable contract]
   [variable joint name]                    [variable units and shares]
   [variable address line 1]
   [variable address line 2]                PLEASE  VOTE,  THEN  SIGN
   [variable address line 3]                BELOW  EXACTLY AS  LISTED
   [variable city, state & zip]             HERE AND DATE THIS VOTING
                                            INSTRUCTION AND RETURN IT
                                            PROMPTLY  IN THE ENCLOSED
                                            ENVELOPE.


     The Undersigned Contract Owner of a variable annuity contract or variable life insurance policy (each referred to as "Contract") issued by Equitable Life Insurance Company of Iowa ("Equitable Life") or
Golden American Life Insurance Company ("Golden American") and funded by a separate account of Equitable Life or Golden American hereby instructs shares of the named Series of the Equi-Select Series Trust (the "Trust") attributable to his or her Contract at the Meeting of Shareholders of the Trust to be held on October 2, 1997, at 10:00 a.m., local time, 909 Locust Street, Des Moines, Iowa, and at any adjournment thereof, in the manner directed below with respect to the matters referred to in the Proxy
Statement for the Meeting, receipt of which is hereby acknowledged, and in Golden American's (or in the participating insurance company's) discretion, upon such other matters as may properly come before the Meeting or any adjournment thereof.

UNITS               PROPOSAL                           FOR  AGAINST   ABSTAIN
aaaa   1.   ALL SERIES                                 [ ]    [  ]      [ ]
            To approve a new Investment Advisory Agreement between the Trust and Equitable Investment Services, Inc. ("EISI"), to be effective upon the merger of Equitable of Iowa Companies ("Equitable of Iowa") with PFHI Holdings, Inc. ("PFHI"), which new Investment
            Advisory Agreement would be substantively identical to the Investment Advisory Agreement that currently is in effect.

bbbb   2.(A) INTERNATIONAL FIXED INCOME SERIES         [ ]    [  ]      [ ]
            To approve a new Sub-Advisory Agreement among the Trust, EISI and Credit Suisse Management Limited to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Sub-Advisory Agreement that currently is in effect.

         (B)
            To approve a new Sub-Advisory Agreement among the Trust, EISI and
            Massachusetts Financial Services Company to be effective upon the merger of Equitable of Iowa with PFHI, which would be
            substantively identical to the Sub-Advisory Agreement that currently is in effect.
cccc        (i) OTC SERIES                             [ ]    [  ]      [ ]
dddd        (ii) RESEARCH SERIES                       [ ]    [  ]      [ ]
eeee        (iii) TOTAL RETURN SERIES                  [ ]    [  ]      [ ]

         (C)
            To approve a new Sub-Advisory Agreement among the Trust, EISI and
            Robertson, Stephens & Company Investment, L.P. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Sub-Advisory Agreement that currently is in effect.
ffff        (i) GROWTH & INCOME SERIES                 [ ]    [  ]      [ ]
gggg        (ii) VALUE + GROWTH SERIES                 [ ]    [  ]      [ ]

       3.
            To approve a new Sub-Advisory Agreement among the Trust, EISI and
            Robertson, Stephens & Company Investment, L.P. to be effective upon the merger of Robertson, Stephens & Company Group, L.L.C.
            with BankAmerica Corporation, which would be substantively identical to the Sub-Advisory Agreement that currently is in effect.
hhhh        (i) GROWTH & INCOME SERIES                 [ ]    [  ]      [ ]
iiii        (ii) VALUE + GROWTH SERIES                 [ ]    [  ]      [ ]

     This voting instruction will be voted as specified. If NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR ALL PROPOSALS. If this voting instruction is not returned properly executed, such votes will be cast by Equitable Life or GOlden American on behalf of the pertinent separate account in the same proportion as it votes shares held by that separate account for which it has received instructions from contract owners participating in the above-listed Series.

PLEASE VOTE, SIGN EXACTLY AS LISTED ABOVE AND DATE THIS VOTING INSTRUCTION AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT:
Joint Owners must EACH sign. Trustees and others signing in a representative capacity should so indicate.

                                            Date:______________________, 1997


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